Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effect of the Company’s acquisition of the Insurance Companies and the other transactions described below on its historical operating results.

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the offerings of the existing notes and the new notes and the use of proceeds therefrom, along with, in the case of the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016, our acquisition of the Insurance Companies. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 gives effect to the offering of the new notes and the use of proceeds therefrom as if they had occurred on September 30, 2016. The unaudited pro forma condensed combined balance sheet is derived from the historical financial statements of HC2 incorporated by reference into this offering memorandum.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 gives effect to the offerings of the existing notes and the new notes and the use of proceeds therefrom, along with our acquisition of the Insurance Companies, as if they had occurred on January 1, 2015. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 is derived from the audited historical financial statements of HC2 as of and for the year ended December 31, 2015 and the unaudited historical financial statements of the Insurance Companies as of and for the nine months ended September 30, 2015 and the stub period from October 1, 2015 to December 23, 2015. The unaudited historical financial statements of the Insurance Companies as of and for the period from October 1, 2015 to December 23, 2015 are not included or incorporated by reference into this offering memorandum. The Company completed the acquisition of the Insurance Companies on December 24, 2015, and financial information of the Insurance Companies subsequent to such acquisition date was included in the historical financial statements of the Company for the year ended December 31, 2015 and the nine months ended September 30, 2016.

The summary unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2016 gives effect to the offerings of the existing notes and the new notes and the use of proceeds therefrom as if they had occurred on January 1, 2015. The summary unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2016 is derived from the unaudited historical financial statements of HC2 as of and for the nine months ended September 30, 2016.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of HC2, including the notes thereto, and “Management Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference into this offering memorandum.

The unaudited pro forma combined financial information has been prepared by HC2’s management in accordance with Article 11 of Regulation S-X for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Transactions been completed as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that HC2 will experience following completion of the Transactions. In addition, the accompanying unaudited pro forma combined statements of operations do not include any pro forma adjustments to reflect expected cost savings or restructuring actions which may be achievable or the impact of any non-recurring activity and one-time, transaction-related costs.

The historical consolidated financial statements have been adjusted to reflect factually supportable items that are directly attributable to the Transactions and, with respect to the unaudited pro forma condensed combined statements of operations, are not expected to have a continuing impact on the results of operations of the combined company.

HC2 HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
 As of September 30, 2016

	HC2	Financing Adjustments	Ref	Pro Forma Total
Assets
Investments:
Fixed maturity securities, available-for-sale at fair value	$1,331,677	$—		$1,331,677
Equity securities, available-for-sale at fair value	56,506	—		56,506
Mortgage loans	8,939	—		8,939
Policy loans	18,228	—		18,228
Other invested assets	60,870	—		60,870
Total investments	1,476,220	—		1,476,220
Cash and cash equivalents	121,321	50,979	(4a)	172,300
Restricted cash	791	—		791
Accounts receivable, net	272,738	—		272,738
Cost and recognized earnings in excess of billings on uncompleted contracts	17,091	—		17,091
Inventory	8,973	—		8,973
Recoverable from reinsurers	525,599	—		525,599
Accrued investment income	15,751	—		15,751
Deferred tax asset	43,555	—		43,555
Property, plant and equipment, net	244,176	—		244,176
Goodwill	86,025	—		86,025
Intangibles, net	39,144	—		39,144
Other assets	35,520	—		35,520
Assets held for sale	1,093	—		1,093
Total assets	$2,887,997	$50,979		$2,938,976

Liabilities, temporary equity and stockholders’ equity
Life, accident and health reserves	1,637,501	—		1,637,501
Annuity reserves	254,250	—		254,250
Value of business acquired	48,512	—		48,512
Accounts payable and other current liabilities	232,149	—		232,149
Billings in excess of costs and recognized earnings on uncompleted contracts	51,241	—		51,241
Deferred tax liability	12,807	—		12,807
Long-term obligations	396,688	50,979	(4a)	447,667
Pension liability	20,744	—		20,744
Other liabilities	12,042	—		12,042
Total liabilities	2,665,934	50,979		2,716,913
Commitments and contingencies
Temporary equity:
Preferred stock	41,659	—		41,659
Redeemable noncontrolling interest	1,993			1,993
Total temporary equity	43,652	—		43,652
Stockholders’ equity:
Common stock	38	—		38
Additional paid-in capital	228,842	—		228,842
Accumulated deficit	(112,814)	—		(112,814)
Treasury stock, at cost	(1,262)	—		(1,262)
Accumulated other comprehensive gain	37,221	—		37,221
Total HC2 Holdings, Inc. stockholders’ equity before noncontrolling interest	152,025	—		152,025
Noncontrolling interest	26,386	—		26,386
Total stockholders’ equity	178,411	—		178,411
Total liabilities and stockholders’ equity	$2,887,997	$50,979		$2,938,976
(in thousands)

See accompanying notes to unaudited pro forma condensed combined financial statements.

HC2 HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
 For the Nine Months ended September 30, 2016

	HC2	Financing Adjustments	Ref	Pro Forma Total
Services revenue	$624,545	$—		$624,545
Sales revenue	379,729	—		379,729
Life, accident and health earned premiums, net	59,939	—		59,939
Net investment income	42,585	—		42,585
Net realized losses on investments	(2,677)	—		(2,677)
Net revenue	1,104,121	—		1,104,121
Operating expenses
Cost of revenue - services	583,942	—		583,942
Cost of revenue - sales	308,951	—		308,951
Policy benefits, changes in reserves, and commissions	92,784	—		92,784
Selling, general and administrative	107,493	—		107,493
Depreciation and amortization	18,163	—		18,163
(Gain) loss on sale or disposal of assets	(973)	—		(973)
Lease termination costs	179	—		179
Total operating expenses	1,110,539	—		1,110,539
Income (loss) from operations	(6,418)	—		(6,418)
Interest expense	(31,614)	(4,770)	(5a)	(36,384)
Other income (expense), net	(4,220)	—		(4,220)
Income from equity investees	3,153	—		3,153
Loss from continuing operations before income taxes	(39,099)	(4,770)		(43,869)
Income tax benefit	3,649	1,722	(5b)	5,371
Income (loss) from continuing operations	(35,450)	(3,048)		(38,498)
Less: Net income attributable to noncontrolling interest and redeemable noncontrolling interest	2,365	—		2,365
Income (loss) from continuing operations attributable to HC2 Holdings, Inc	(33,085)	(3,048)		(36,133)
Less: Preferred stock and deemed dividends	5,061	—		5,061
Net loss attributable to common stock and participating preferred stockholders	$(38,146)	$(3,048)		$(41,194)
Net loss attributable to common stock and participating preferred stockholders
Basic loss per common share	$(1.07)			$(1.15)
Diluted loss per common share	$(1.07)			$(1.15)
Weighted average common shares outstanding:
Basic	35,808			35,808
Diluted	35,808			35,808
(in thousands, except per share data amounts)

See accompanying notes to unaudited pro forma condensed combined financial statements.

HC2 HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
 For the year ended December 31, 2015

		UTA & CGI
	HC2	Nine months ended 9/30/2015	10/1/15 to 12/24/2015	Pro Forma Adjustments	Ref.	Financing Adjustments	Ref.	Pro Forma Total
Services revenue	$595,280	$—	$—	$—		$—		$595,280
Sales revenue	522,661	—	—	—		—		522,661
Life, accident and health earned premiums, net	1,578	62,443	20,333	—		—		84,354
Net investment income	1,031	56,055	16,653	(5,486)	(5c)	—		68,253
Net realized gains (losses) on investments	256	(5,739)	(5,181)	—		—		(10,664)
Net revenue	1,120,806	112,759	31,805	(5,486)		—		1,259,884
Operating expenses
Cost of revenue - services	544,655	—	—	—		—		544,655
Cost of revenue - sales	437,968	—	—	—		—		437,968
Policy benefits, changes in reserves, and commissions	2,245	88,096	33,333	(2,869)	(5d)	—		120,805
Selling, general and administrative	108,527	14,418	3,340	—		—		126,285
Depreciation and amortization	23,280	7,243	2,617	(10,286)	(5e)	—		22,854
Loss on sale or disposal of assets	170	—	—	—		—		170
Lease termination costs	1,185	—	—	—		—		1,185
Asset impairment expense	547	—	—	—		—		547
Total operating expenses	1,118,577	109,757	39,290	(13,155)		—		1,254,469
Income (loss) from operations	2,229	3,002	(7,485)	7,669		—		5,415
Interest expense	(39,017)	—	—	—		(6,286)	(5g)	(45,303)
Other income (expense), net	(6,820)	3,681	1,218	—		—		(1,921)
Loss from equity investees	(3,015)	—	—	—		—		(3,015)
Gain (loss) from operations before income taxes	(46,623)	6,683	(6,267)	7,669		(6,286)		(44,824)
Income tax benefit (expense)	10,882	(1,841)	(873)	(2,768)	(5f)	2,269	(5h)	7,669
Income (loss) from continuing operations	(35,741)	4,842	(7,140)	4,901		(4,017)		(37,155)
Less: Net income attributable to noncontrolling interest and redeemable noncontrolling interest	197	—	—	—		—		197
Net gain (loss) attributable to HC2 Holdings, Inc.	(35,544)	4,842	(7,140)	4,901		(4,017)		(36,958)
Less: Preferred stock dividends and accretion	4,285	—	—	—		—		4,285
Net gain (loss) attributable to common stock and participating preferred stockholders	$(39,829)	$4,842	$(7,140)	$4,901		$(4,017)		$(41,243)

Net loss attributable to common stock and participating preferred stockholders
Basic loss per common share	$(1.50)							$(1.56)
Diluted loss per common share	$(1.50)							$(1.56)

Weighted average common shares outstanding:
Basic	26,482							26,482
Diluted	26,482							26,482
(in thousands, except per share data amounts)

See notes to unaudited pro forma condensed combined financial statements.

1.   Description of the Transaction

Offering of New Notes

We are offering $55,000,000 in aggregate principal amount of 11.000% Senior Secured Notes due 2019 (the “new notes”). The new notes are being issued as additional notes under the indenture, dated as of November 20, 2014, governing our 11.000% Senior Secured Notes due 2019 (the “existing notes,” and, together with the new notes, the “notes”), pursuant to which we previously issued $307,000,000 aggregate principal amount of the existing notes. The new notes will constitute part of a single class of securities with the existing notes for all purposes and will have the same terms as the existing notes except as otherwise provided herein.

Previous acquisitions reflected within the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015

On December 24, 2015, the Company completed the acquisitions of 100% of the interest in each of the Insurance Companies. The aggregate consideration paid was valued at $18.7 million, consisting of $7.1 million of cash, $2.0 million in aggregate principal amount of the existing notes, 1,007,422 shares of the Company’s common stock and five year warrants to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $7.08 per share (subject to customary adjustments upon stock splits or similar transactions) exercisable on or after February 3, 2016.

The Company also agreed to pay to the sellers, on an annual basis with respect to the years 2015 through 2019, the amount, if any, by which the Insurance Companies’ cash flow testing and premium deficiency reserves decrease from the amount of such reserves as of December 31, 2014. Such payments are capped at $13.0 million in the aggregate. The balance is calculated based on the fluctuation of the statutory cash flow testing and premium deficiency reserves annually following each of the Insurance Companies’ filing with its applicable insurance regulator of its annual statutory statements for each calendar year ending December 31, 2015 through and including December 31, 2019.

2.   Basis of Presentation

The historical consolidated financial information of HC2 has been adjusted in the accompanying unaudited pro forma combined financial information to give effect to pro forma events that are (i) directly attributable to offerings of the existing notes and the new notes and the use of proceeds therefrom, along with our acquisition of the Insurance Companies, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, are expected to have a continuing impact on the results of operations.

The unaudited pro forma condensed combined financial statements are presented solely for informational purposes and are not necessarily indicative of the combined financial position or the results of operations that might have been achieved had the transaction been completed as of the dates indicated, nor are they meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the transaction.

The acquisition of the Insurance Companies were accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”).

3.   Insurance Companies conforming adjustments

Financial information of the Insurance Companies for the nine months ended September 30, 2016 was reclassified to conform to the presentation of HC2’s condensed consolidated financial statements as set forth below. Unless otherwise indicated, defined line items included in the notes have the meanings given to them in the historical financial statements of the Insurance Companies.

	UTA			CGI
	Historical	Adjustment	Prospective	Historical	Adjustment	Prospective
Annuity benefits	5,448	(5,448)	—	1,769	(1,769)	—
Life, accident and health benefits	59,972	(59,972)	—	13,517	(13,517)	—
Insurance acquisition expenses, net	12,322	(12,322)	—	2,311	(2,311)	—
Policy benefits, changes in reserves, and commissions	—	72,044	72,044	—	16,052	16,052
Depreciation and amortization	—	5,698	5,698	—	1,545	1,545

4.   Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

Adjustments included in the “Financing Adjustments” column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2016 are as follows (dollars in thousands):

		Increase (decrease)
Assets		Bridge Loan	New Notes	Total Q3’16
{4a}	Adjustments to cash and cash equivalents:
	Adjustment to reflect gross borrowings	$35,000	$55,000	$90,000
	Adjustment to reflect accrued interest from 12/1/16 to 1/30/17	—	1,008	1,008
	Adjustment to reflect original issue discount and deferred financing cost	(3,072)	(1,476)	(4,548)
		31,928	54,532	86,460
	Repayment of the Bridge Loan and accrued interest	—	(35,481)	(35,481)
	Total adjustments to cash and cash equivalents	31,928	19,051	50,979
	Total financing adjustments to assets	$31,928	$19,051	$50,979
Liabilities
{4a}	Adjustments to long-term obligations
	Adjustment to reflect gross borrowings	$35,000	$55,000	$90,000
	Adjustment to reflect accrued interest from 12/1/16 to 1/30/17	—	1,008	1,008
	Adjustment to reflect original issue discount and deferred financing costs	(3,072)	(1,476)	(4,548)
		31,928	54,532	86,460
	Repayment of the Bridge Loan and accrued interest	—	(35,481)	(35,481)
	Total adjustments to long-term obligations	31,928	19,051	50,979
	Total financing adjustments to liabilities	$31,928	$19.051	$50,979

5.   Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the financial position and results from operations actually would have been had the acquisition been completed at the date indicated and includes adjustments which are preliminary and may be revised. These adjustments do not reflect the use of $29.3 million of net proceeds from the bridge note and cash on hand to purchase a convertible note issued by ANG, which amounts were used by ANG to acquire Questar and Constellation, in two separate transactions which closed on December 16, 2016 and December 20, 2016, respectively. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-acquisition periods. The unaudited pro forma condensed combined financial statements do not give consideration to the impact of expense efficiencies, synergies, integration costs, asset dispositions, or other actions that may result from the acquisition.

Adjustments included in the “Financing Adjustments” column in the accompanying unaudited pro forma condensed combined statements of operations and unaudited pro forma condensed combinde statements of operations for the nine months ended September 30, 2016 and for the year ended December 31, 2015, respectively, are as follows (dollars in thousands):

		Increase (decrease)
Interest expense		Q3’16	Q4’15
{5a}, {5g}	Adjustment to reflect interest expense on the new notes at 11.0% per annum	$(4,538)	$(6,050)
	Adjustment to reflect amortization expense of deferred financing costs	(232)	(236)
		(4,770)	(6,286)

Income tax
{5b}, {5h}	To reflect the income tax impact of the financing adjustments using blended federal and state tax rate of 36.1%	1,722	2,269
	Total financing adjustments to net loss	$(3,048)	$(4,017)

Adjustments included in the “Pro Forma Adjustments” column in the accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016 and the stub period from October 1, 2015 to December 23, 2015 are as follows (dollars in thousands):

		Increase (decrease)
		Q3’16	Stub Period	Total
Net investment income
{5c}	Adjustment to net investment income to amortize the fair value adjustment to CGI’s investments	$(4,180)	$(1,306)	$(5,486)
Policy benefits, changes in reserves, and commissions
{5d}	Adjustment to amortize the fair value adjustment to CGI’s reserves	(2,186)	(683)	(2,869)
Depreciation and amortization
{5e}	Adjustment to eliminate CGI’s historical policy acquisition and VOBA amortization expense	(6,835)	(1,101)	(7,936)
	Adjustment to record CGI’s prospective VOBA amortization expense	(1,790)	(560)	(2,350)
		(8,625)	(1,661)	(10,286)
Income tax
{5f}	To reflect the income tax impact of the pro forma adjustments using blended federal and state tax rate of 36.1%	(2,393)	(375)	(2,768)
	Total pro forma adjustments to net loss	$4,238	$663	$4,901

6.   Pro Forma Adjusted Operating Income - Insurance

Adjusted Operating Income (“AOI”) is a non-US GAAP financial measure frequently used throughout the insurance industry and is an economic measure used by management to evaluate the financial performance of the Insurance Companies. Management believes that insurance AOI measures provide investors with meaningful information for gaining an understanding of certain results and provides insight into an organization’s operating trends and facilitates comparisons between peer companies. However, insurance AOI has certain limitations, including that we may not calculate it the same as other companies in our industry and therefore should be read together with the Company’s results calculated in accordance with GAAP.

Using insurance AOI as a performance measure has inherent limitations as an analytical tool as compared to income (loss) from operations or other US GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, insurance AOI should not be considered in isolation and does not purport to be an alternative to net loss from our Insurance segment or other US GAAP financial measures as a measure of our operating performance.

Management defines insurance AOI as net income (loss) for the insurance segment adjusted to exclude the impact of net investment gains (losses), including other-than-temporary impairment losses recognized in operations; intercompany elimination and acquisition and non-recurring items. Management believes that insurance AOI provides a meaningful financial metric that helps investors understand certain results and profitability. While these adjustments are an integral part of the overall performance of the insurance segment, market conditions impacting these items can overshadow the underlying performance of the business. Accordingly, we believe using a measure which excludes their impact is effective in analyzing the trends of our operations.

The pro-forma table below shows Pro Forma AOI for the twelve months ended September 30, 2016 which was derived from the (i) pro forma stub period from October 1, 2015 to December 23, 2015; (ii) historical results for the three months ended December 31, 2015, which also gives effect to the acquisition of Targets; and (iii) historical results for the nine months ended September 30, 2016 (in thousands):

	Pro forma	Historical		Total Pro Forma
	Stub period from October 1, 2015 to December 23, 2015	Three Months ended December 31, 2015	Nine Months ended September 30, 2016	Twelve Months ended September 30, 2016
Net income (loss) - insurance segment	$(6,477)	$1,327	$(11,978)	$(17,128)
Effect of investment (gains) losses	5,181	(256)	2,677	7,602
Acquisition and non-recurring items	—	179	269	448
Insurance AOI	$(1,296)	$1,250	$(9,032)	$(9,078)